THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement is entered into as of September 23, 2026 (the “Amendment”) is entered into between CANADIAN IMPERIAL BANK OF COMMERCE (“Bank”) and PROCEPT BIOROBOTICS CORPORATION, a Delaware corporation (“Borrower Representative”).
RECITALS
A.    Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of October 6, 2022, (as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 1, 2023, that certain Second Amendment to Loan and Security Agreement, dated as of August 6, 2025, and as further amended from time to time, the “Agreement”).
B.    The parties desire to amend the terms of the Agreement as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.
2.    Amendment.
2.1    Exhibit A of the Agreement is hereby amended by amending and restating the following term:
“Term Loan Maturity Date” means the 72nd Payment Date following the Closing Date.
3.    Limitation of Amendments. The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document. Except as modified by this Amendment, the Loan Documents remain in full force and effect and are hereby reaffirmed.
4.    Obligations. The Loan Parties hereby acknowledge that the Obligations are due and owing as set forth in the Agreement to Bank without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All guarantees and security interests granted to Bank under any Loan Document are hereby reaffirmed by each Loan Party and shall continue without novation. Except as expressly set forth herein, the terms of the Loan Documents remain in effect. This Amendment is a Loan Document.
5.    Representations. To induce Bank to enter into this Amendment, each Loan Party represents and warrants as follows:
5.1    The representations and warranties contained in the Agreement and the other Loan Documents, are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).
5.2    No Event of Default has occurred and is continuing.

5.3    Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment.
5.4    The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the obligations under the Loan Documents as amended by this Amendment, (a) have been duly authorized by all necessary action on the part of the applicable Loan Party, and (b) (i) will not conflict with the organizational documents of such Loan Party, (ii) will not contravene, conflict with or violate any material Requirement of Law, (iii) will not contravene, conflict with or violate any applicable order, writ, judgment, injunction, determination or award of any Governmental Authority by which a Loan Party or any of its Subsidiaries or their property or assets may be bound or affected, (iv) will not require any action by, filing, registration, or qualification or Governmental Approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect), or (v) will not conflict with, contravene, or constitute a default under or result in or permit the termination or acceleration of any agreement by which any Loan Party is bound, in each case except as could not reasonably be expected to result in a Material Adverse Effect.
5.5    This Amendment has been duly executed and delivered by the Loan Parties party thereto, and constitutes the valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Conditions. As a condition to the effectiveness of this Amendment, Bank shall have received the following:
(a)    this Amendment, duly executed by the Loan Parties and Bank;
(b)    payment by Borrower Representative to Bank of a non-refundable extension amendment fee in the amount of Twenty-Six Thousand Dollars ($26,000.00), which fee shall be fully earned and non-refundable as of the date hereof; and
(c)    all reasonable and documented Bank Expenses incurred in connection with this Amendment.
7.    Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means, including by email delivery of a “.pdf” format data file, shall be effective as delivery of an original executed counterpart thereof.
8.    Choice of Law, Venue and Jury Trial Waivers. The provisions of Section 11 of the Agreement are hereby incorporated into this Amendment as if fully set forth herein, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the first date above written.
BORROWER REPRESENTATIVE:
PROCEPT BIOROBOTICS CORPORATION

By: /s/ Kevin Waters
Name: Kevin Waters
Title: EVP, Chief Financial Officer

BANK:
CANADIAN IMPERIAL BANK OF COMMERCE

By: /s/Vidur Parmar
Name: Vidur Parmar
Title: Assistant General Manager

By: /s/ Sarah Perkins
Name: Sarah Perkins
Title: Assistant General Manager